Exhibit 99.1

FOR RELEASE: Tuesday, July 31, 2018 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS
FOR THE THREE MONTHS AND YEAR ENDED JUNE 30, 2018

Shreveport, Louisiana – July 31, 2018 – Home Federal Bancorp, Inc. of Louisiana (the "Company") (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended June 30, 2018 of $1.2 million compared to net income of $1.0 million reported for the three months ended June 30, 2017. The Company's basic and diluted earnings per share were $0.66 and $0.61, respectively, for the three months ended June 30, 2018 compared to basic and diluted earnings per share of $0.57 and $0.54, respectively, for the three months ended June 30, 2017. The Company reported net income of $3.6 million for the year ended June 30, 2018 compared to $3.7 million for the year ended June 30, 2017. The Company's basic and diluted earnings per share were $2.06 and $1.93, respectively, for the year ended June 30, 2018 compared to $2.01 and $1.91, respectively, for the year ended June 30, 2017. The decrease in net income for the year ended June 30, 2018 as compared to the same period in the prior year reflected in part the effect of the one-time non-cash charge related to the re-measurement of the Company's deferred tax assets arising from the lower U.S. corporate tax rate provided for by the Tax Cuts and Jobs Act (the "Tax Act") enacted in December 2017. The non-recurring deferred tax adjustment was $642,000 for the year ended June 30, 2018 representing $0.35 diluted earnings per share.

The Company reported the following key achievements during fiscal 2018:
●	Restructuring of Mortgage Loan Division and sale of mortgage servicing assets.
●	Reduction in wholesale funding through organic deposit growth.
●	Began construction of new Pierremont Banking Center in Shreveport.
●	Total deposits increased $31.2 million or 9.5% to $360.3 million at year end.

The increase in net income for the three months ended June 30, 2018 resulted primarily from a decrease of $394,000, or 12.4%, in non-interest expense, a $102,000, or 19.8% decrease in provision for income taxes along with an increase of $101,000, or 2.7%, in net interest income partially offset by a decrease of $400,000, or 34.2%, in non-interest income along with an increase of $55,000, or 37.9%, in provision for loan losses.  The decrease in the provision for income taxes was primarily due to the Tax Act signed into law on December 22, 2017, which reduced the Company's effective tax rate for the three months ended June 30, 2018.  The increase in net interest income for the three months ended June 30, 2018 was primarily due to a $233,000, or 5.2%, increase in total interest income, partially offset by an increase of $132,000, or 16.6%, in interest expense, primarily due to an increase in the average volume of loans receivable. The Company's average interest rate spread was 3.63% for the three months ended June 30, 2018 compared to 3.64% for the three months ended June 30, 2017. The Company's net interest margin was 3.86% for the three months ended June 30, 2018 compared to 3.83% for the three months ended June 30, 2017. The increase in net interest margin on a comparative quarterly basis was primarily the result of an increase of 16 basis points in average yield on average balances of loans receivable combined with a $5.3 million increase in average balance of loans receivable for the three months ended June 30, 2018 compared to the prior year.

The decrease in net income for the year ended June 30, 2018 resulted primarily from a decrease of $904,000, or 23.2%, in non-interest income, a $494,000, or 28.1%, increase in the provision for income taxes, and a $150,000, or 16.7%, increase in the provision for loan losses partially offset by an increase of $839,000, or 6.0%, in net interest income and a decrease of $625,000, or 5.4%, in non-interest expense.  The increase in the provision for income taxes for the year ended June 30, 2018 over the same prior year period was primarily due to the $642,000 re-measurement charge of the Company's net deferred tax asset as a result of the Tax Act signed into law on December 22, 2017. The increase in net interest income for the year was primarily due to a $1.5 million, or 9.1%, increase in total interest income, partially offset by a $692,000, or 24.7%, increase in interest expense on borrowings and deposits. The Company's average interest rate spread was 3.58% for the year ended June 30, 2018 compared to 3.71% for the year ended June 30, 2017. The Company's net interest margin was 3.80% for the year ended June 30, 2018 compared to 3.85% for the year ended June 30, 2017.  The decrease in the average interest rate spread and net interest margin was attributable primarily to an increase of 20 basis points in average rate on interest bearing liabilities for the year ended June 30, 2018 compared to the prior year.

The following tables set forth the Company's average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended June 30,
	2018		2017
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:

Loans receivable	$322,884	5.42%	$317,549	5.26%
Investment securities	59,967	2.11	66,569	1.96
Interest-earning deposits	12,710	1.80	4,700	1.11
Total interest-earning assets	$395,561	4.80%	$388,818	4.64%

Interest-bearing liabilities:
Savings accounts	$35,738	0.53%	$35,650	0.52%
NOW accounts	35,692	0.47	35,932	0.50
Money market accounts	68,996	0.78	44,297	0.34
Certificates of deposit	161,457	1.52	158,687	1.35
Total interest-bearing deposits	301,883	1.11	274,566	0.97
Other bank borrowings	--	--	--	--
FHLB advances	16,439	2.27	43,250	1.23
Total interest-bearing liabilities	$318,322	1.17%	$317,816	1.00%

	For the Year Ended June 30,
	2018		2017
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:

Loans receivable	$323,692	5.28%	$299,002	5.27%
Investment securities	59,948	1.96	61,778	1.77
Interest-earning deposits	9,289	1.52	5,137	0.70
Total interest-earning assets	$392,929	4.69%	$365,917	4.62%

Interest-bearing liabilities:
Savings accounts	$36,323	0.53%	$33,252	0.48%
NOW accounts	34,892	0.47	36,729	0.51
Money market accounts	51,571	0.57	45,708	0.32
Certificates of deposit	165,141	1.45	144,132	1.29
Total interest-bearing deposits	287,927	1.06	259,821	0.91
Other bank borrowings	89	4.49	387	3.62
FHLB advances	27,242	1.63	46,235	0.94
Total interest-bearing liabilities	$315,258	1.11%	$306,443	0.91%

The $400,000 decrease in non-interest income for the three months ended June 30, 2018 compared to the prior year quarterly period was primarily due to a decrease of $401,000 in gain on sale of loans, $54,000 in gain on sale of real estate, and $1,000 on income from bank owned life insurance partially offset by an increase of $51,000 in other income and $5,000 in service charges on deposit accounts. The $904,000 decrease in non-interest income for the year ended June 30, 2018, compared to the prior year, was primarily due to decreases of $1.0 million in gain on sale of loans, $165,000 in gain on sale of real estate, and $5,000 in income from bank owned life insurance, partially offset by a $124,000 increase in service charges on deposit accounts, a $94,000 increase in gain on sale of securities and a $55,000 increase in other income. The Company sells most of its long term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk.

The $394,000 decrease in non-interest expense for the three months ended June 30, 2018, compared to the same period in 2017, is primarily attributable to decreases of $277,000 in compensation and benefits expense, $68,000 in advertising expense, $23,000 in loan and collection expense, $20,000 in deposit insurance premium, $6,000 in legal fees, $5,000 in data processing, $4,000 in other non-interest expense, and $1,000 in occupancy and equipment expense. The decreases were partially offset by increases of $5,000 in franchise and bank shares tax expense and $5,000 in audit and examination fees. The $625,000 decrease in non-interest expense for the year ended June 30, 2018, compared to the year ended  June 30, 2017, is primarily attributable to decreases of $654,000 in compensation and benefits expense, $238,000 in advertising expense, $58,000 in loan and collection expense, and $17,000 in deposit insurance premiums partially offset by increases of $117,000 in other non-interest expenses, $93,000 in occupancy and equipment expense, $62,000 in legal fees, $51,000 in data processing expense, $10,000 in audit and examination fees, and $9,000 in franchise and bank shares tax expense.

At June 30, 2018, the Company reported total assets of $421.6 million, a decrease of $5.0 million, or 1.2%, compared to total assets of $426.6 million at June 30, 2017. The decrease in assets was comprised primarily of decreases in investment securities of $7.1 million, or 10.8%, from $65.3 million at June 30, 2017 to $58.2 million at June 30, 2018, loans held-for-sale of $6.9 million, or 50.4%, from $13.6 million at June 30, 2017 to $6.8 million at June 30, 2018, and deferred tax assets of $499,000, or 31.2%, from $1.6 million at June 30, 2017 to $1.1 million at June 30, 2018.  These decreases were partially offset by increases in loans receivable, net of $4.7 million, or 1.5%, from $312.8 million at June 30, 2017 to $317.5 million at June 30, 2018, cash and cash equivalents of $4.0 million, or 33.3%, from $11.9 million at June 30, 2017 to $15.9 million at June 30, 2018, real estate owned of $637,000, or 118.0%, from $540,000 at June 30, 2017 to $1.2 million at June 30, 2018 and other assets of $148,000, or 1.7%, from $8.6 million at June 30, 2017 to $8.8 million at June 30, 2018.  The decrease in investment securities was primarily due to the sale of $3.5 million of mortgage-backed securities along with $11.6 million of principal repayments on mortgage-backed securities partially offset by purchases of mortgage backed securities that totaled $8.9 million during the year ended June 30, 2018.  We realized a gain of $94,000 from the sale of the securities during the year ended June 30, 2018.  The decrease in loans held-for-sale resulted primarily from a decrease in loans originated for sale during the year ended June 30, 2018. The balance of real estate owned increased $637,000, or 118.0%, from $540,000 at June 30, 2017 to $1.2 million at June 30, 2018.  The increase in real estate owned was due to the acquisition of two one-to-four family residences during the quarter ended June 30, 2018.

Total liabilities decreased $5.8 million, or 1.5%, from $380.4 million at June 30, 2017 to $374.6 million at June 30, 2018 primarily due to a decrease in advances from the Federal Home Loan Bank of $37.3 million, or 76.2%, to $11.6 million at June 30, 2018 compared to $48.9 million at June 30, 2017, partially offset by an increase of $31.2 million, or 9.5%, in total deposits to $360.3 million at June 30, 2018 compared to $329.0 million at June 30, 2017.  The increase in deposits was primarily due to a $27.8 million, or 65.4%, increase in money market deposits from $42.4 million at June 30, 2017 to $70.2 million at June 30, 2018, a $3.6 million, or 6.6%, increase in non-interest bearing deposits from $54.4 million at June 30, 2017 to $58.0 million at June 30, 2018, a $1.2 million, or 3.4%, increase in savings deposits from $35.0 million at June 30, 2017 to $36.2 million at June 30, 2018, and a $76,000, or 0.2%, increase in interest bearing demand deposits from $34.5 million at June 30, 2017 to $34.6 million at June 30, 2018, partially offset by a decrease of $1.4 million, or 0.8%, in certificates of deposits from $162.6 million at June 30, 2017 to $161.2 million at June 30, 2018. At June 30, 2018, the Company had $8.7 million in brokered deposits compared to $11.5 million at June 30, 2017. The decrease in brokered deposits is due to brokered deposits that had matured during the year ended June 30, 2018. The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions.  The decrease in advances from the Federal Home Loan Bank was primarily due to growth in total deposits which replaced advances as a source of funds.

At June 30, 2018, the Company had $3.0 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.5 million of non-performing assets at June 30, 2017, consisting of one commercial business loan, nine single-family residential loans, three line of credit loans, one residential lot in other real estate owned, and two single family residential loans in other real estate owned at June 30, 2018 compared to four single-family residential loans, one line of credit loan, fifteen commercial business loans, and one residential lot in other real estate owned at June 30, 2017. At June 30, 2018, the Company had eight single family residential loans, two line of credit loans, one commercial business loans to one borrower, and five loans to one borrower consisting of two commercial real estate loans, two non-real estate loans, and one single family residential loan classified as substandard compared to four single family residential loans, one line of credit loan, one commercial real estate loan, and fifteen commercial business loans to two borrowers classified as substandard at June 30, 2017. There were no loans classified as doubtful at June 30, 2018 or June 30, 2017. During the three months ended December 31, 2016, we became aware that one of two related borrowers of fifteen commercial business loans in the aggregate amount of $2.8 million that were classified as substandard filed for Chapter 11 (reorganization) bankruptcy protection during that period. We charged off nine of the fifteen loans in the amount of $797,000 against the allowance for loan losses during the three months ended September 30, 2017 along with an additional charge-off of $250,000 against one of the remaining six loans against the allowance for loan losses during the three months ended June 30, 2018.  We received principal payments in March 2017 for $272,000, May 2017 for $10,000, and monthly payments of $15,000 from July 2017 through January 2018 totaling $105,000.  We also received $938,000 from the proceeds of the sale of equipment in May and June of 2018 reducing our exposure to one outstanding loan with a balance of $416,000. This loan continues to be classified as substandard and on non-accrual at June 30, 2018. We are continuing to monitor this credit and presently believe that our allowance for loan losses at June 30, 2018 is adequate.  No additional losses are currently anticipated with respect to this loan.

Shareholders' equity increased $791,000, or 1.7%, to $47.0 million at June 30, 2018 from $46.2 million at June 30, 2017.  The primary reasons for the changes in shareholders' equity from June 30, 2017 were net income of $3.6 million, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $627,000 adjustment to retained earnings related to the tax rate change totaling $116,000, and proceeds from the issuance of common stock from the exercise of stock options of $53,000. These increases in shareholders' equity were partially offset by acquisition of Company stock of $1.9 million, dividends paid totaling $924,000, and a decrease in the Company's accumulated other comprehensive income of $695,000.

The Company repurchased 68,685 shares of its common stock under its stock repurchase program during the year ended June 30, 2018 at an average price per share of $28.21. On October 12, 2016, the Company announced that its Board of Directors approved a seventh stock repurchase program for the repurchase of up to 97,000 shares. As of June 30, 2018, there were 35,189 shares remaining for repurchase under the seventh stock repurchase program.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its six full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	June 30,
	2018	2017
	(Unaudited)
ASSETS

Cash and cash equivalents	$15,867	$11,905
Securities available for sale at fair value	29,324	36,935
Securities held to maturity (fair value June 30, 2018: $27,818; June 30, 2017: $27,988)	28,888	28,357
Loans held-for-sale	6,762	13,631
Loans receivable, net of allowance for loan losses (June 30, 2018: $3,425; June 30, 2017: $3,729)	317,493	312,772
Premises and equipment, net	12,243	12,219
Deferred tax asset	1,102	1,601
Real estate owned	1,177	540
Other assets	8,794	8,646

Total assets	$421,650	$426,606

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits	$360,260	$329,045
Advances from the Federal Home Loan Bank of Dallas	11,637	48,907
Other Borrowings	300	--
Other liabilities	2,416	2,408

Total liabilities	374,613	380,360

Shareholders' equity	47,037	46,246

Total liabilities and shareholders' equity	$421,650	$426,606

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest income

Loans, including fees	$4,363	$4,163	$17,106	$15,763
Investment securities	12	14	47	34
Mortgage-backed securities	303	312	1,129	1,059
Other interest-earning assets	57	13	141	36
Total interest income	4,735	4,502	18,423	16,892
Interest expense
Deposits	833	661	3,046	2,356
Federal Home Loan Bank borrowings	93	133	445	433
Other bank borrowings	--	--	4	14
Total interest expense	926	794	3,495	2,803
Net interest income	3,809	3,708	14,928	14,089

Provision for loan losses	200	145	1,050	900
Net interest income after provision for loan losses	3,609	3,563	13,878	13,189

Non-interest income
Gain on sale of loans	447	848	1,768	2,775
(Loss) Gain on sale of real estate	--	54	(1)	164
Gain on Sale of Securities	--	--	94	--
Income on Bank Owned Life Insurance	34	35	140	145
Service charges on deposit accounts	223	218	883	759
Other income	64	13	105	50

Total non-interest income	768	1,168	2,989	3,893

Non-interest expense
Compensation and benefits	1,640	1,917	6,500	7,154
Occupancy and equipment	329	330	1,345	1,252
Data processing	164	169	662	611
Audit and examination fees	61	56	255	245
Franchise and bank shares tax	96	91	392	383
Advertising	68	136	185	423
Legal fees	161	167	557	495
Loan and collection	64	87	269	327
Deposit insurance premium	30	50	125	142
Other expenses	175	179	757	640

Total non-interest expense	2,788	3,182	11,047	11,672

Income before income taxes	1,589	1,549	5,820	5,410
Provision for income tax expense	412	514	2,252	1,758

NET INCOME	$1,177	$1,035	$3,568	$3,652

EARNINGS PER SHARE

Basic	$0.66	$0.57	$2.06	$2.01
Diluted	$0.61	$0.54	$1.93	$1.91

	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017

Selected Operating Ratios(1):

Average interest rate spread	3.63%	3.64%	3.58%	3.71%
Net interest margin	3.86%	3.83%	3.80%	3.85%
Return on average assets	1.12%	1.00%	0.85%	0.91%
Return on average equity	10.03%	9.05%	7.61%	8.14%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.72%	0.83%	0.72%	0.83%
Allowance for loan losses as a percent of non-performing loans	112.17%	123.65%	112.17%	123.65%
Allowance for loan losses as a percent of total loans receivable	1.07%	1.18%	1.07%	1.18%

Per Share Data:
Shares outstanding at period end	1,894,081	1,953,066	1,894,081	1,953,066
Weighted average shares outstanding:
Basic	1,791,595	1,825,366	1,734,948	1,817,149
Diluted	1,919,185	1,931,047	1,846,540	1,909,467
Tangible book value at period end	$24.83	$23.68	$24.83	$23.68
___________________
(1) Ratios for the three month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow President and Chief Executive Officer (318) 222-1145